Exhibit 99.1

RMG Acquisition Corp. III Announces Cancellation of Dissolution

New York, NY - April 19, 2024 - RMG Acquisition Corp. III (the “Company”) issued a press release on April 8, 2024 (the “Prior Announcement”) announcing that the Company would not consummate an initial business combination by the date required by its Fourth Amended and Restated Memorandum and Articles of Association (the “Termination Date”), and that (i) the Company intended to dissolve and liquidate, effective as of the close of business on April 22, 2024, (ii) that the Company would redeem all of the outstanding Class A ordinary shares that were included in the units sold in its initial public offering, at a per-share redemption price of approximately $10.00 (the “Redemption”) and (iii) the Company’s securities would be delisted from Nasdaq.

However, notwithstanding anything contained in the Prior Announcement, the board of directors of the Company has subsequently determined that it is in the best interests of the Company and its shareholders to (i) continue its pursuit of an initial business combination (and not liquidate the Company’s trust account or consummate the Redemption at this time), and (ii) prepare and file a proxy statement seeking shareholder approval to extend the Termination Date. In addition, the Company is in the process of appealing the previously-reported delisting determination and the Company expects its securities will remain listed on The Nasdaq Capital Market during the appeals process.

No action is required by existing shareholders of the Company at this time.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the Company’s current expectations and are subject to numerous conditions, risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 18, 2023, and the Company’s quarterly reports on Form 10-Q filed with the SEC, each available on the SEC’s website, www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

INVESTOR CONTACT:
Philip Kassin
President & Chief Operating Officer
pkassin@rmginvestments.com
+1 (786) 359-4103